================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                  April 1, 1999
                Date of Report (Date of earliest event reported)

                                  PH GROUP INC.
             (Exact name of Registrant as specified in its charter)


                  Ohio                               0-8115                                 31-0737351
   (State or other Jurisdiction                    (Commission                           (IRS Employer
            of Incorporation                       File Number)                        Identification No.)


2365 Scioto Harper Drive, Columbus, OH                                                  43204
    (Address of Principal Executive Offices)                                                (Zip Code)


                                 (614) 279-8877
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report.)

                          ----------------------------


================================================================================

This Form 8-K/A, Amendment No. 1, supplements the Form 8-K filed on April 15, 1999 by the Registrant with the Securities and Exchange Commission. The Form 8-K described the acquisition by the Registrant of substantially all of the assets of Vertech Systems, LLC.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION  AND EXHIBITS.

         (a) Financial Statements of Business Acquired. The following financial information is being filed in order to satisfy the financial statement information requirement for the Form 8-K filed on April 15, 1999.




                              VERTECH SYSTEMS, LLC

                              FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITOR'S REPORT

                           DECEMBER 31, 1998 AND 1997

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Vertech Systems, LLC

We have audited the accompanying balance sheets of Vertech Systems, LLC as of December 31, 1998 and 1997, and the related statements of operations, members' deficit, and cash flows for the year ended December 31, 1998 and the period from inception, August 29, 1997, to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vertech Systems, LLC as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the year ended December 31, 1998 and the period from inception, August 29, 1997, to December 31, 1997, in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, the Company had a net loss of $215,606 for the period from inception, August 29, 1997, to December 31, 1997, and a net loss of $1,027,945 for the year ended December 31, 1998 and had a working capital deficit of $231,048 and $122,252 at December 31, 1997 and 1998, respectively. These matters raise substantial doubt about the Company's ability to continue as a going concern. The Company was sold subsequent to year end, as discussed in Note 13.




HEIN + ASSOCIATES LLP
Houston, Texas
March 31, 1999, except as to Note 13,
   which is dated April 1, 1999

                              VERTECH SYSTEMS, LLC

                                 BALANCE SHEETS


                                                                                                DECEMBER 31,
                                                                                    --------------------------------------
                                                                                          1998                 1997
                                                                                    -----------------    -----------------
                                                             ASSETS
                                                             ------
       CURRENT ASSETS:
           Cash                                                                     $             -      $         3,596
           Accounts receivable, no allowance for doubtful accounts                            8,894                  213
           Inventory                                                                        278,582                8,214
           Prepaids                                                                               -               17,914
                                                                                    ---------------      ---------------
                    Total current assets                                                    287,476               29,937

       PROPERTY AND EQUIPMENT, net                                                          534,083              373,504

       OTHER ASSETS, net                                                                    204,081              201,646
                                                                                    ---------------      ---------------

                    Total assets                                                    $     1,025,640      $       605,087
                                                                                    ===============      ===============


                                           LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
                                           -----------------------------------------
       CURRENT LIABILITIES:
           Revolving line of credit with a bank                                     $        35,428      $        20,000
           Note payable to real estate developer                                                  -               23,918
           Current portion of long-term debt                                                150,000              102,628
           Current portion of capital lease obligation                                        7,482                2,110
           Accounts payable                                                                 128,146               50,109
           Customer deposits                                                                 65,035               47,350
           Accrued expenses                                                                  23,637               14,870
                                                                                    ---------------      ---------------
                    Total current liabilities                                               409,728              260,985

       LONG-TERM DEBT, less current portion                                                 382,588              348,568

       CAPITAL LEASE OBLIGATION, less current portion                                        25,615                9,880
                                                                                    ---------------      ---------------
                    Total liabilities                                                       817,931              619,433

       COMMITMENTS AND CONTINGENCIES (Notes 9 and 12)

       MEMBERS' EQUITY (DEFICIT):
            Series A convertible preferred units, no par value; 500,000 units
                authorized; 416,667 units issued and outstanding                          1,250,000                    -
            Common stock, no par value; 1,000,000 shares authorized; 630,000
                shares issued and outstanding at December 31, 1997                                -              201,260
           Accumulated deficit                                                                    -             (215,606)
           Members' deficit                                                              (1,042,291)                   -
                                                                                    ---------------      ---------------
                    Total members' equity (deficit)                                         207,709              (14,346)
                                                                                    ---------------      ---------------

                    Total liabilities and members' equity (deficit)                 $     1,025,640      $       605,087
                                                                                    ===============      ===============

              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS
                                      -2-

                              VERTECH SYSTEMS, LLC

                            STATEMENTS OF OPERATIONS
                  FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE
          PERIOD FROM INCEPTION, AUGUST 29, 1997, TO DECEMBER 31, 1997


                                                                                          1998                 1997
                                                                                    -----------------    -----------------

         REVENUES                                                                   $       315,704      $             -

         COST OF GOODS SOLD                                                                 434,025                    -

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                       862,780              206,799
                                                                                    ---------------      ---------------

                  Loss from operations                                                     (981,101)            (206,799)

         OTHER INCOME (EXPENSE):
             Interest expense                                                               (52,218)              (9,232)
             Interest income                                                                  5,374                  425
                                                                                    ---------------      ---------------

                  Net loss                                                          $    (1,027,945)     $      (215,606)
                                                                                    ===============      ===============


              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS
                                      -3-

                              VERTECH SYSTEMS, LLC

                          STATEMENTS OF MEMBERS' EQUITY
                    FOR THE YEAR ENDED DECEMBER 31, 1998 AND
                           THE PERIOD FROM INCEPTION,
                      AUGUST 29, 1997, TO DECEMBER 31, 1997


                                                                                                                         TOTAL
                                                                                 SERIES A                               MEMBERS'
                                                                               CONVERTIBLE                             EQUITY AND
                                         COMMON            ACCUMULATED          PREFERRED             MEMBERS'        STOCKHOLDERS'
                                           STOCK              DEFICIT             UNITS               DEFICIT            EQUITY
                                      ----------------    ----------------   ----------------    ----------------   ----------------

BALANCES, August 29, 1997 (inception) $            -      $            -     $            -      $            -     $            -
                                                                                                              -
   Sale of common stock                      201,260                   -                  -                   -            201,260
                                                                                                              -
   Net loss                                        -            (215,606)                 -                   -           (215,606)
                                      --------------      --------------     --------------      --------------     --------------
                                                                                                              -
BALANCES, December 31, 1997                  201,260            (215,606)                 -                   -            (14,346)

   Common stock exchanged for
      Vertech Systems, LLC members'
      units                                 (201,260)            215,606                  -             (14,346)                 -

   Sale of convertible preferred
      units                                        -                   -          1,250,000                   -          1,250,000

   Net loss                                        -                   -                  -          (1,027,945)        (1,027,945)
                                      --------------      --------------     --------------      --------------     --------------

BALANCES, December 31, 1998           $            -      $            -     $    1,250,000      $   (1,042,291)    $      207,709
                                      ==============      ==============     ==============      ==============     ==============


              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS
                                      -4-

                              VERTECH SYSTEMS, LLC

                            STATEMENTS OF CASH FLOWS
                  FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE
          PERIOD FROM INCEPTION, AUGUST 29, 1997, TO DECEMBER 31, 1997


                                                                                          1998               1997
                                                                                    -----------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                         $    (1,027,945)   $      (215,606)
   Adjustments to reconcile net loss to net cash
      used in operating activities:
         Depreciation and amortization                                                      122,189             16,278
         Changes in operating assets and liabilities:
            Accounts receivable                                                              (8,681)              (213)
            Inventory                                                                      (270,368)            (8,214)
            Prepaids                                                                         17,914            (17,914)
            Bank overdraft                                                                   20,127                  -
            Accounts payable                                                                 57,910             50,109
            Customer deposits                                                                17,685             47,350
            Accrued expenses                                                                  8,767             14,870
                                                                                    ---------------    ---------------
               Net cash used in operating activities                                     (1,062,402)          (113,340)
                                                                                    ---------------    ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                                     (238,612)          (344,012)
   Additions to other assets                                                                (18,488)          (206,089)
                                                                                    ---------------    ---------------
               Net cash used in investing activities                                       (257,100)          (550,101)
                                                                                    ---------------    ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from revolving line of credit with bank                                          15,428             20,000
   Proceeds from bank loan                                                                  211,562            453,649
   Payments on bank loan                                                                   (130,170)            (2,453)
   Payments on capital lease                                                                 (6,996)              (419)
   Payments on note to real estate developer                                                (23,918)            (5,000)
   Sale of common stock                                                                           -            201,260
   Sale of convertible preferred units                                                    1,250,000                  -
                                                                                    ---------------    ---------------
               Net cash provided by financing activities                                  1,315,906            667,037
                                                                                    ---------------    ---------------

NET CHANGE IN CASH                                                                           (3,596)             3,596

CASH, beginning of period                                                                     3,596                  -
                                                                                    ---------------    ---------------
CASH, end of period                                                                 $             -    $         3,596
                                                                                    ===============    ===============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid for interest                                                           $        48,372    $           931
                                                                                    ===============    ===============

NON-CASH ACTIVITIES:
   Equipment acquired under capital lease                                           $        28,103    $        12,409
                                                                                    ===============    ===============
   Leasehold improvements financed by real estate developer                         $             -    $        28,918
                                                                                    ===============    ===============

              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS
                                      -5-

    1.  GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
        -------------------------------------------------------

        GENERAL - Vertech Systems, LLC (the "Company") was formed in August 1997 as a Delaware corporation and designs, manufactures and markets vertical injection molding equipment. Vertical molding machinery is a niche market targeted at customers needing to mold plastic around some other object.

        On January 6, 1998, the Company merged with Vertech Systems, LLC (the "LLC"). All assets, rights, liabilities and obligations of the Company were transferred to Vertech Systems, LLC. The stockholders of the Company became members of the LLC, and their stockholdings were converted into common units of the LLC on a one-for-one basis. All of the common stock grants of the corporation become common unit grants of the LLC under the same terms. Vertech Systems, LLC has authority to issue up to 500,000 units designated as preferred units, with such designation, rights and preferences as it may determine.

        INVENTORY - Inventory is carried at the lower of cost or market, with cost determined on the first-in, first-out ("FIFO") method.

        PROPERTY AND EQUIPMENT - Property and equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. The cost of repairs and maintenance is charged to expense as incurred.

        OTHER ASSETS - Other assets consist primarily of a patent and organization costs. The patent is recorded at cost and is being amortized on the straight-line method over 15 years. Organization costs are being amortized over five years.

        RESEARCH AND DEVELOPMENT - Research and development costs are expensed as incurred. Research and development costs expensed for the year ended December 31, 1998 amounted to $58,221 and for the period from inception to December 31, 1997, amounted to $34,554.

        ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  1.    GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  (continued)
        ------------------------------------------------------

        FEDERAL INCOME TAXES - The Company was treated as an S Corporation in accordance with Internal Revenue Code Section 1362 from inception until January 6, 1998. On January 6, 1998, the Company merged with Vertech Systems, LLC, a limited liability company. Accordingly, no provision for Federal income taxes has been recorded by the Company.

        CONCENTRATION OF CREDIT RISK - The Company periodically maintains deposits in banks which exceed the amount of federal deposit insurance available. Management believes the possibility of loss on these deposits is minimal.


    2.  GOING CONCERN:
        --------------

        As shown in the accompanying financial statements, the Company had a net loss of $1,027,945 and $215,606 for the periods ended December 31, 1998 and 1997, respectively. The Company had a working deficit of $122,252 and $231,048 at December 31, 1998 and 1997, respectively. These matters raise substantial doubt about the Company's ability to continue as a going concern. As discussed in Note 13, the Company was purchased by a third party in 1999.


    3.  INVENTORY:
        ----------

        Inventory consisted of the following as of the dates indicated:

                                                                            DECEMBER 31,
                                                                 -----------------------------------
                                                                      1998               1997
                                                                 ----------------   ----------------
        Raw materials                                            $        45,793    $         8,214
        Work in process                                                  149,616                  -
        Finished goods                                                    83,173                  -
                                                                 ---------------    ---------------
                                                                 $       278,582    $         8,214
                                                                 ===============    ===============


    4.   PROPERTY AND EQUIPMENT:
         -----------------------
        Property and equipment consisted of the following as of the dates indicated:

                                                                                               DECEMBER 31,
                                                                  USEFUL LIFE       -----------------------------------
                                                                     (YEARS)             1998               1997
                                                                 ----------------   ----------------   ----------------

                      Machinery                                        3-7          $       439,424    $       230,654
                      Furniture and equipment                          3-7                  170,637            112,925
                      Leasehold improvements                            3                    41,993             41,760
                                                                                    ---------------    ---------------
                                                                                            652,054            385,339
                      Accumulated depreciation                                             (117,971)           (11,835)
                                                                                    ---------------    ---------------
                                                                                    $       534,083    $       373,504
                                                                                    ===============    ===============

        Depreciation expense for the year ended December 31, 1998 and for the period ended December 31, 1997 amounted to $106,136 and $11,835, respectively.

    5.  OTHER ASSETS:
        -------------

        Other assets consisted of the following as of the dates indicated:

                                                                            DECEMBER 31,
                                                                 -----------------------------------
                                                                      1998               1997
                                                                 ----------------   ----------------
        Organization Costs                                       $        14,785    $         9,528
        Patents                                                          180,000            180,000
        Other                                                             29,794             16,561
                                                                 ---------------    ---------------
                                                                         224,579            206,089
        Accumulated amortization                                         (20,498)            (4,443)
                                                                 ---------------    ---------------
                                                                 $       204,081    $       201,646
                                                                 ===============    ===============

        Amortization expense for the year ended December 31, 1998 and the period ended December 31, 1997 amounted to $16,053 and $4,443, respectively.

    6.  NOTE PAYABLE:
        -------------

        The note payable to real estate developer of $23,918 at December 31, 1997 was paid off on June 21, 1998.


    7.  REVOLVING LINE OF CREDIT:
        -------------------------

        The Company has a $150,000 revolving line of credit with a bank which expires on May 10, 1999. Interest on the unpaid principal balance of advances under the line is payable monthly at the bank's prime rate plus .5% (8.25% at December 31, 1998). The line of credit is collateralized by substantially all of the assets of the Company and is guaranteed by the Company's president. At December 31, 1998 and 1997, $35,428 and $20,000, respectively, was outstanding under this line of credit.


    8.  LONG-TERM DEBT:
        ---------------

        The Company has a $750,000 line of credit with a bank, under which the Company may request loans and/or equipment leases to facilitate the acquisition of equipment. The credit line expires on May 10, 1999. At the time of each advance, the Company may choose between two interest rate/loan repayment options: a fixed option or a variable option. At December 31, 1998, the Company has elected the fixed option for each of its advances. Under this option, interest due under the line is fixed at the Treasury Rate, as defined, plus 2.25% at the time of an advance. Principal and interest on each advance is payable monthly in equal monthly installments sufficient to amortize the principal between 36 months to 96 months, as determined at the time of each advance. The equipment line is collateralized by all equipment purchased with proceeds from this line of credit and is guaranteed by the president of the Company. At December 31, 1998, amounts outstanding under this line of credit totaled $532,588. At December 31, 1997, amounts outstanding under this line of credit totaled $451,196. At December 31, 1998, the outstanding debt consisted of 15 advances with fixed interest rates that ranged from 7.55% to 9.00%, and maturity dates that ranged from December 5, 2000 to June 20, 2003.

        Annual maturities of principal on long-term debt at December 31, 1998 are as follows:

                                      YEARS ENDING
                                      DECEMBER 31,
                                  --------------------
                                          1999                 $     150,000
                                          2000                       166,532
                                          2001                       102,833
                                          2002                       101,557
                                          2003                        11,666
                                                               -------------
                                                               $     532,588
                                                               =============

        All debt was assumed subsequent to December 31, 1998 (see Note 13).

    9.  COMMITMENTS AND CONTINGENCIES:
        ------------------------------

        The Company is obligated for equipment under capital leases which expire at various dates through 2000. The carrying value of the leased equipment and related accumulated amortization included in equipment is as follows:

                                                                          DECEMBER 31,
                                                                 --------------------------------
                                                                     1998              1997
                                                                 --------------   ---------------
        Furniture and fixtures                                   $     40,742     $     12,409
        Less accumulated depreciation                                  (4,350)            (295)
                                                                 ------------     ------------
                                                                 $     36,392     $     12,114
                                                                 ============     ============

        LEASES - Future payments under the Company's non-cancelable equipment capital leases and building operating lease as of December 31, 1998 are as follows:

                               YEARS ENDING DECEMBER 31,                             Equipment          Office
                               -------------------------                              Capital          Building
                                                                                       Lease           Operating
                                                                                                         Lease
                                                                                    -------------    --------------
                                      1999                                          $      9,836     $     42,300
                                      2000                                                 9,836           42,300
                                      2001                                                 8,206           42,300
                                      2002                                                 7,159           35,250
                                      2003 and thereafter                                  4,997                -
                                                                                    ------------     ------------
                Total minimum lease payments                                              40,034     $    162,150
                                                                                                     ============
                Less amount representing interest                                         (6,937)
                                                                                    ------------
                Present value of net minimum lease payments                               33,097
                Less current portion of capitalized lease obligations                     (7,482)
                                                                                    ------------
                Capitalized lease obligations, net of current portion               $     25,615
                                                                                    ============


        EMPLOYMENT AGREEMENTS - The Company has employment agreements with its president and vice president which provide for annual salaries payable in equal monthly installments. The agreements terminate September 30, 2002 and may be automatically extended for consecutive one-year terms and may be terminated upon the occurrence of certain events specified in such agreements.

    10. STOCK GRANTS:
        -------------

        In February 1998, the Company created the 1998 Unit Option Plan (the "Plan"). The Plan provides for grants of nonqualified or incentive stock options. The Company has adopted the disclosure-only provisions of the Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation cost has been recognized for the Plan as the exercise price of the options exceeded management's estimate of the fair value of the underlying member units. Had compensation cost of the Company's stock option plan been determined based on the fair value at the grant date for awards in 1998 consistent with the provisions of SFAS No. 123, the Company's pre-tax income in 1998 would have been reduced by an amount not material to the financial statements.

        Under the Plan, 100,000 is the total number of units of common units that may be granted. Each option vests over a period determined by the Company's Compensation Committee. The maximum term of the options is ten years, and the vested options may be exercised any time during the option period.

        Options to acquire 6,000 member units with an exercise price of $5.25 have been issued under the Plan. As of December 31, 1998, all of these options were outstanding and were vested. These options were terminated as a result of the subsequent sale of the Company (see Note 13).


    11. EQUITY TRANSACTIONS:
        --------------------

        UNIT SPLIT - On January 27, 1998, the Board of Vertech Systems, LLC declared a 10-to-1 common unit split. This increased the number of units outstanding from 63,000 to 630,000. All references in the financial statements to number of units of the Company's common units have been retroactively restated to reflect the unit split.

        PREFERRED UNIT OFFERING - During the year ended December 31, 1998, the Company sold $1,250,000 of Series A convertible preferred units. The Company had 500,000 shares of preferred units authorized; 416,667 were issued and outstanding at December 31, 1998. These units (all or a portion thereof) are convertible at the holders' option anytime into common units. The conversion is computed by multiplying the number of preferred units by $3.00.

    11. EQUITY TRANSACTIONS:  (continued)
        --------------------

        During 1998, the Company granted to one employee 20,000 member units that vested immediately. As of December 31, 1998, 28,000 shares were fully vested. No compensation expense was recorded upon issuance of these units because the fair value of such units was considered to be immaterial.


    12. YEAR 2000:
        ----------

        The Company has begun to address possible remedial efforts in connection with computer software that could be affected by the Year 2000 problem. The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations. The Year 2000 problem may impact or be impacted by other entities with whom the Company transacts business.

    13. SUBSEQUENT EVENTS:
        ------------------

        On April 1, 1999, the Company entered into an agreement with PH Group, Inc., a publicly-traded manufacturer based in Columbus, Ohio, to sell all of its assets. Under the agreement, PH Group, Inc. will receive title to all assets including property, equipment, patents, trademarks, accounts receivable, and sales contracts in return for a cash payment of $400,000 and the assumption of up to $650,000 in debt. PH Group, Inc. will assume all open accounts payable on the books as of April 1, 1999 and for any subsequent payables for a period of 30 calendar days. The Company will receive a total of 50,000 shares of PH Group, Inc. common stock. All Vertech Unit Holders, common and preferred, will receive future royalties from the sale of any machine that is manufactured by PH Group, Inc. with Vertech-designed technology equal to 5% of the gross selling price of any such machine for a period of ten years. In addition, Vertech Unit Holders will receive a "Net Profits Interest" equal to 5% of the net profit from the sale of said machines for a period of ten years. Upon closing of this agreement, Vertech Systems, LLC will discontinue ongoing operations and will permanently close its manufacturing facility.


         (b) Pro Forma Financial Information. The following pro forma financial information is being filed in order to satisfy the pro forma financial information requirement for the Form 8-K filed on April 15, 1999.

Effective April 1, 1999 (the "Closing Date"), the Registrant, PH Group Inc. ("PHHH"), purchased substantially all of the assets of Vertech Systems, LLC, a Delaware limited liability company with operations based at 6125 West Sam Houston Parkway, North, Suite 406, Houston, Texas ("Seller"), pursuant to an Amended and Restated Asset Purchase Agreement between the Seller and PHHH dated April 1, 1999 (the "Agreement"). Prior to the Closing Date, the Seller was engaged in the design, manufacture and sale of small insert injection molding machines (the "Business").

         PHHH purchased, among other things, all of the Seller's licenses and permits, deposits, inventory, equipment, accounts receivable and purchase orders including all work in progress. Under the Agreement, Seller licensed to PHHH certain intangible assets relating to the Business including all of Seller's trademarks, trade names, trade secrets, corporate names, designs, patents and other intellectual property related to the Business. Upon payment in full of the promissory notes described below, title to the intangible assets transfers to PHHH.

         As consideration for the sale and purchase of the assets and the license of the intangible assets, PHHH:

                (i) delivered a promissory note in the principal amount of $650,000 payable over approximately four years,

                (ii) assumed certain contractual obligations of the Seller including certain trade payables not exceeding $100,000 in the aggregate,

                (iii) delivered a promissory note in the principal amount of $350,000 payable over two years,

                (iv) paid the Seller $25,000 at closing in addition to the $25,000 already paid the Seller,

                (v) issued 50,000 shares of common stock of PHHH to the members of the Seller,

                                  PH GROUP INC.
                             PRO FORMA BALANCE SHEET
                              AS OF MARCH 31, 1999
                                   (UNAUDITED)

                                                                   HISTORICAL                       PRO FORMA          PRO FORMA
                                                          PH GROUP            VERTECH              ADJUSTMENTS          MARCH 31
                                                     -------------------   ------------------   ----------------   ----------------
ASSETS
------
Current Assets
--------------
Cash                                                              3,104               17,713            (13,213)             7,604
Accounts Receivable                                           2,674,898               81,193             (3,212)         2,752,879
Federal and State Income Tax Receivables                         86,914                    -                  -             86,914
Inventories                                                   3,195,629              131,636            (21,636)         3,305,629
Deferred Income Taxes                                           186,300                    -                  -            186,300
Other Current Assets                                            156,220                    -                  -            156,220
                                                     -------------------   ------------------   ----------------   ----------------

       Total Current Assets                                   6,303,065              230,542            (38,061)         6,495,546
                                                     -------------------   ------------------   ----------------   ----------------

Property and Equipment, at cost
-------------------------------
       Office Equipment                                         765,274              170,637             24,363            960,274
       Manufacturing Equipment                                1,110,802              439,424            160,576          1,710,802
       Leasehold Improvements                                   281,821               41,992            (41,992)           281,821
       Vehicles                                                 140,271                    -                  -            140,271
                                                     -------------------   ------------------   ----------------   ----------------
                                                              2,298,168              652,053            142,947          3,093,168
       Less: Accumulated Depreciation & Amortization         (1,397,153)            (172,341)           172,341         (1,397,153)
                                                     -------------------   ------------------   ----------------   ----------------

Net Property and Equipment                                      901,015              479,712            315,288          1,696,015
                                                     -------------------   ------------------   ----------------   ----------------

Other Non-Current Assets
------------------------
Land Held for Investment                                         20,570                    -                  -             20,570
Goodwill, net                                                   692,767                    -            326,150          1,018,917
Deferred Income Taxes, Net                                      287,500                    -                  -            287,500
Other Noncurrent Assets, Net                                    261,499              228,810           (228,810)           261,499
                                                     -------------------   ------------------   ----------------   ----------------

       Total Other Non-Current Assets                         1,262,336              228,810             97,340          1,588,486
                                                     -------------------   ------------------   ----------------   ----------------

TOTAL ASSETS                                                  8,466,416              939,064            374,567          9,780,047
=============================                        ===================   ==================   ================   ================

See notes to the pro forma financial statements.

                                  PH GROUP INC.
                             PRO FORMA BALANCE SHEET
                              AS OF MARCH 31, 1999
                                   (UNAUDITED)

                                                                          HISTORICAL                    PRO FORMA        PRO FORMA
                                                                 PH GROUP          VERTECH            ADJUSTMENTS        MARCH 31
                                                            ------------------- ------------------ ---------------- ----------------
LIABILITIES
-----------
Current Liabilities
-------------------
Accounts Payable                                                     2,142,896            101,179           (1,179)       2,242,896
Current Portion of Debt                                              2,728,288            324,143          104,732        3,157,163
Accrued Expenses                                                       413,813             35,407          (35,407)         413,813
Customer Deposits                                                      814,285            126,700                -          940,985
                                                            ------------------- ------------------ ---------------- ----------------

       Total Current Liabilities                                     6,099,282            587,429           68,146        6,754,857
                                                            ------------------- ------------------ ---------------- ----------------

Noncurrent Liabilities
----------------------
Long-Term Debt (less current portion)                                  676,518            368,903          220,153        1,265,574
Deferred Compensation                                                   14,289                  -                -           14,289
                                                            ------------------- ------------------ ---------------- ----------------

       Total Noncurrent Liabilities                                    690,807            368,903          220,153        1,279,863
                                                            ------------------- ------------------ ---------------- ----------------

       Total Liabilities                                             6,790,089            956,332          288,299        8,034,720
                                                            ------------------- ------------------ ---------------- ----------------

Common Stock Subject To Repurchase, 125,000
shares issued, 93,750 shares outstanding                               262,500                  -                -          262,500
                                                            ------------------- ------------------ ---------------- ----------------

Shareholders' Equity
--------------------
Common Stock, with no par value, authorized 10,000,000
shares; issued and outstanding at stated value
(pre acquisition -1,526,636; post acquisition -1,576,636)               12,211              1,260             (860)          12,611
Additional Paid- In Capital                                          1,412,199            200,000         (131,400)       1,480,799
Retained Earnings (accumulated deficit)                                (10,583)        (1,468,528)       1,468,528          (10,583)
Preferred Units                                                              -          1,250,000       (1,250,000)               -
                                                            ------------------- ------------------ ---------------- ----------------

Total Shareholders' Equity                                           1,413,827            (17,268)          86,268        1,482,827
                                                            ------------------- ------------------ ---------------- ----------------



TOTAL LIABILITIES AND EQUITY                                         8,466,416            939,064          374,567        9,780,047
============================                                =================== ================== ================ ================


See notes to the pro forma financial statements.

                                  PH GROUP INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1999
                                   (UNAUDITED)

                                                   HISTORICAL                         PRO FORMA            PRO FORMA
                                          PH GROUP              VERTECH             ADJUSTMENTS         MARCH 31, 1999
                                  ----------------------  ---------------------  -------------------  -------------------
NET SALES                                     2,831,953                218,731                    0            3,050,684

Cost of Goods Sold                            2,031,211                185,751                7,390            2,224,352
                                  ----------------------  ---------------------  -------------------  -------------------

Gross Margin                                    800,742                 32,980               (7,390)             826,332

Selling, General and
Administrative Expense                          731,951                246,266             (133,250)             844,967
                                  ----------------------  ---------------------  -------------------  -------------------

Income (Loss) From Operations                    68,791               (213,286)             125,860              (18,635)
                                  ----------------------  ---------------------  -------------------  -------------------

Other Income (Expense)
       Interest Expense                         (73,278)               (11,690)              (5,992)             (90,960)
       Other, net                                 4,728                      -                    -                4,728
                                  ----------------------  ---------------------  -------------------  -------------------

Total Other (Expense)                           (68,550)               (11,690)              (5,992)             (86,232)
                                  ----------------------  ---------------------  -------------------  -------------------

Income (Loss) Before Income Taxes                   241               (224,976)             119,868             (104,867)


Provision (Benefit) for Income Taxes                  -                      -              (40,000)             (40,000)
                                  ======================  =====================  ===================  ===================
NET INCOME(LOSS)                                    241               (224,976)             159,868              (64,867)
                                  ======================  =====================  ===================  ===================

PRO FORMA PER SHARE DATA:
Basic Earnings (Loss) per Share   $                0.00                                               $            (0.04)
                                  ======================                                              ===================

Diluted Earnings (Loss) per Share $                0.00                                               $            (0.04)
                                  ======================                                              ===================

Weighted Average Shares Outstanding
   Basic                                      1,525,694                                                        1,575,694
   Diluted                                    1,647,774                                                        1,697,774


See notes to the pro forma financial statements.

                                  PH GROUP INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998
                                   (UNAUDITED)

                                                      HISTORICAL                          PRO FORMA             PRO FORMA
                                             PH GROUP               VERTECH              ADJUSTMENTS          DEC. 31, 1998
                                     ----------------------   ---------------------   -------------------   -------------------

NET SALES                                       13,394,357                 315,704                     0            13,710,061

Cost of Goods Sold                              10,042,780                 434,025                53,402            10,530,207
                                     ----------------------   ---------------------   -------------------   -------------------

Gross Margin                                     3,351,577                (118,321)              (53,402)            3,179,854

Selling, General and
Administrative Expense                           4,006,233                 862,780              (434,580)            4,434,433
                                     ----------------------   ---------------------   -------------------   -------------------

Income (Loss) From Operations                     (654,656)               (981,101)              381,178            (1,254,579)
                                     ----------------------   ---------------------   -------------------   -------------------

Other Income (Expense)
       Interest Expense                           (285,623)                (52,218)              (23,834)             (361,675)
       Other, net                                  151,977                   5,374                (5,374)              151,977
                                     ----------------------   ---------------------   -------------------   -------------------

Total Other (Expense)                             (133,646)                (46,844)              (29,208)             (209,698)
                                     ----------------------   ---------------------   -------------------   -------------------

Income (Loss) Before Income Taxes                 (788,302)             (1,027,945)              351,970            (1,464,277)


Provision (Benefit) for Income Taxes              (297,000)                      -              (256,000)             (553,000)
                                     ----------------------   ---------------------   -------------------   -------------------
NET INCOME(LOSS)                                  (491,302)             (1,027,945)              607,970              (911,277)
                                     ======================   =====================   ===================   ===================

PRO FORMA PER SHARE DATA:
Basic Earnings (Loss) per Share      $               (0.33)                                                 $            (0.59)
                                     ======================                                                 ===================

Diluted Earnings (Loss) per Share    $               (0.31)                                                 $            (0.56)
                                     ======================                                                 ===================

Weighted Average Shares Outstanding
   Basic                                         1,490,475                                                           1,540,475
   Diluted                                       1,577,546                                                           1,627,546

See notes to the pro forma financial statements.

                  (vi) agreed to make certain contingent payments to the Seller in the future based on a certain percentage of the gross revenue (less deductions) derived from the sale of Vertech machines (as defined in the Agreement), and

                  (vii) agreed to make certain royalty payments to the Seller in the future based on a certain percentage of the gross revenue (less deductions) derived from the sale of Vertech machines (as defined in the Agreement).

         The cash paid at or prior to closing by PHHH was derived from cash on hand.

Certain of the assets purchased by PHHH constitute equipment and other physical property. Such assets were used by Seller in the operation of the Business. Any assets not needed by PHHH in the continued operation of the Business will be sold.

The pro forma balance sheet as of March 31, 1999 assumes the acquisition took place on that date and is based on the Company's unaudited historical balance sheet, as reported on Form 10-QSB for the respective period, and Vertech Systems, LLC's unaudited historical balance sheets as of March 31, 1999. The pro forma adjustments allocate the pro forma purchase price to the assets acquired and the liabilities assumed based on their fair market values on date of acquisition. The pro forma adjustments relating to the acquisition represent the Company's preliminary determinations of purchase accounting adjustments based on available information and certain assumptions that the Company considers reasonable under the circumstances. The acquisition has been accounted for under the purchase method of accounting.

The pro forma statement of operations for the three months ended March 31, 1999 includes the Company's unaudited historical statement of operations, as reported on Form 10-QSB for the respective period, and Vertech Systems, LLC's unaudited historical statement of operations for the three months ended March 31, 1999. The pro forma statement of operations for the year ended December 31, 1998 includes the Company's audited historical results, as reported on Form 10-KSB for the respective period, and Vertech Systems, LLC's audited historical statements of operations for the year ended December 31, 1998. The pro forma adjustments to both statements of operations reflect the impact of the transaction as if it had occurred on January 1, 1998.

These pro forma financial statements have been prepared for information purposes only and are not necessarily indicative of the future financial position or future results of the Company's operations or of the financial position or results of operations of the Company that would have actually occurred had the transaction been in effect as of the date or for the periods presented. The accompanying pro forma financial statements should be read in conjunction with the historical financial statements of the Company and the historical financial statements of Vertech Systems, LLC included with this filing.


PRO FORMA FINANCIAL STATEMENTS


NOTES TO THE PRO FORMA FINANCIAL STATEMENTS
NOTE a To record the fair value of assets purchased from Vertech Systems, LLC assuming the acquisition was effective on March 31, 1999. The assets are comprised of cash held in checking accounts and customer accounts receivable. Inventories were comprised of finished goods, stock inventory and work-in-process. Property and equipment acquired consists of Vertech computer equipment and furniture and fixtures. Machinery and equipment include CNC machining centers and related tooling. Goodwill is recorded for the excess of the purchase price over the fair value of the assets purchased and liabilities assumed.

NOTE b To record the fair value of the liabilities related to the Vertech transaction. Accounts payable of up to $100,000 were assumed by the Company. Current portion of debt includes payments due on the notes to Vertech shareholders that are due and payable within one year. Customer deposits on orders received but not yet fulfilled have been recorded at invoiced value. Long-term debt is recorded for the principal amount of the promissory notes payable to Vertech shareholders, less the portion deemed current as referenced above.

NOTE c To record changes in shareholders equity as the result of the Vertech transaction. Fifty thousand shares of PH Group Inc. common stock valued at $1.38 per share were issued as part of the consideration given to shareholders of Vertech. Common stock is recorded at stated value of .008 per share.

NOTE d To record cost of sales of Vertech Systems, LLC injection molding machines, repair parts and service, net of sales commissions which were reclassified as selling expenses. Depreciation expense of acquired manufacturing machinery and equipment increased the pro forma cost of sales.

NOTE e To adjust selling, general and administrative expenses provided by Vertech that would not have been incurred had Vertech been operated by the Company. Selling, general and administrative expenses recognized include salaries and fringe benefits of retained employees, amortization of purchased goodwill, depreciation of acquired office equipment, and sales commissions incurred by Vertech.

NOTE f To record additional interest expense related to the additional debt incurred as a result of purchase agreement with Vertech. This interest is based on an 8% interest rate, plus 150 basis points.

NOTE g To record the income tax benefit associated with the pro forma adjustments at the statutory tax rate in effect during the periods for which pro forma statements of operations are presented. The tax benefit is not reduced by any valuation allowances.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PH GROUP INC.


June 14, 1999                           By:      /s/C.T. SHERMAN
                                          Name:      Charles T. Sherman
                                              Title:   President